WHITESTONE REIT
REPORTS FIRST QUARTER 2022 RESULTS
Houston, Texas, May 3, 2022 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced its operating and financial results for the first quarter of 2022. Whitestone creates neighborhood center communities in its high-quality open-air shopping centers that it acquires, owns, manages, develops, and redevelops primarily in the largest, fastest-growing, high-household-income markets in the Sunbelt.

“We are excited to deliver strong first quarter operating and financial results, highlighted by Same Store NOI growth of 12.9%, significant reductions in our G&A expenses and continued balance sheet strengthening. Our necessity-based community centers, located in high-growth sunbelt markets, continue to drive strong consumer traffic and tenant demand, as evidenced by increases in rent per square foot and occupancy levels. As we move through 2022, we will continue to focus on maximizing shareholder value through organic growth, prudent capital allocation, reducing G&A, improving our debt leverage and delivering on our targeted FFO per share growth of 14% to 19%.”

–Dave Holeman, Chief Executive Officer

First Quarter 2022 Operating and Financial Results
All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.
Reconciliations of Net Income Attributable to Whitestone REIT to FFO, NOI and EBITDAre are included herein.

•Revenues of $34.1 million versus $29.0 million for the first quarter of 2021.
•Net Income attributable to common shareholders of $7.1 million, or $0.14 per diluted share, versus $1.4 million, or $0.03 per diluted share for the first quarter of 2021.
•Funds from Operations ("FFO") per diluted share of $0.30, inclusive of a one-time compensation benefit of $0.04 versus $0.20 for the first quarter of 2021.
•EBITDAre of $21.9 million versus $15.3 million for the first quarter of 2021.
•Same-Store Net Operating Income ("NOI") of $22.3 million versus $19.8 million for the first quarter of 2021, representing 12.9% growth.
•Annualized Base Rental Revenue per leased square foot of $20.73 as of March 31, 2022, representing growth of 7% since March 31, 2021

Operating Results
For the three month periods ending March 31, 2022 and 2021 the Company’s operating highlights were as follows:

	First Quarter 2022	First Quarter 2021
Occupancy:
Wholly Owned Properties – All	91.0%	88.7%
Same Store Property Net Operating Income Change (1)	12.9%	(4.3)%
Rental Rate Growth - Total (GAAP Basis):	10.1%	7.8%
New Leases	12.7%	5.3%
Renewal Leases	9.6%	9.6%
Leasing Transactions:
Number of New Leases	29	46
New Leases - Lease Term Revenue (millions)	$9.2	$19.9
Number of Renewal Leases	56	48
Renewal Leases - Lease Term Revenue (millions)	$13.7	$10.9

Balance Sheet and Debt Metrics

•As of March 31, 2022, Whitestone had total debt of $643.2 million and net debt of $640.8 million, along with capacity and availability of $130.0 million and $96.2 million, respectively, under its $250 million revolving credit facility.
•As of March 31, 2022, the Company has undepreciated real estate assets of $1.2 billion.

Dividend

On February 22, 2022, the Company declared a quarterly cash distribution of $0.12 per common share and OP unit for the second quarter of 2022, to be paid in three equal installments of $0.04 in April, May and June of 2022. The second quarter dividend represents an 11.6% increase from the first quarter of 2022.

2022 Full Year Guidance

The Company’s reaffirms its previously released guidance for 2022 and estimates that GAAP net income available to common shareholders will be within the range of $0.35 to $0.39 per diluted share, and FFO will be within the range of $0.98 to $1.02 per diluted share and OP Unit.

2022 Guidance
(unaudited, amounts in thousands except per share and percentages)
Net income attributable to Whitestone REIT	$17,500 - $19,700
FFO (1)	$50,000 - $52,200

Net income attributable to Whitestone REIT per share	$0.35 - $0.39
FFO per diluted per share and OP Unit (1)	$0.98 - $1.02

Key Drivers:
Same store net operating income growth (2)	3.0% – 5.0%
Bad debt as a percentage of revenue	1.0% – 2.0%
General and administrative expense	$19,200 - $19,700
Ending occupancy	92% - 93%

(1) The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, net gain or loss on sale or disposal of assets, gain on sale of property from discontinued operations and pro rata net gain or loss on sale or disposal of properties or assets of real estate partnership. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.

(2) Excludes straight-line rent, amortization of above/below market rates and lease termination fees for both periods.

Portfolio Statistics

As of March 31, 2022, Whitestone wholly owned 60 Community-Centered PropertiesTM with 5.2 million square feet of gross leasable area ("GLA"). Five of the 60 Community-Centered PropertiesTM are land parcels held for future development. The portfolio is comprised of 32 properties in Texas, 27 in Arizona and 1 in Illinois. Whitestone’s Community-Centered PropertiesTM are located in the MSA's of Austin (5), Chicago (1), Dallas-Fort Worth (9), Houston (15), Phoenix (27), and San Antonio (3). The Company’s properties in these markets are generally in high-traffic locations, surrounded by high-household-income communities. The Company also owns an 81.4% equity interest in and manages eight properties containing 0.9 million square feet of GLA through its investment in Pillarstone OP.

At the end of the first quarter, the Company’s diversified tenant base was comprised of 1,560 tenants, with the largest tenant accounting for only 2.6% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to more than 15 years for larger tenants. Whitestone’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Conference Call Information

In conjunction with the issuance of its financial results, the Company invites you to listen to its earnings release conference call to be broadcast live on Wednesday, May 4th, 2022, at 8:00 A.M Eastern Time / 7:00 A.M. Central Time. The call will be led by Dave Holeman, Chief Executive Officer. Conference call access information is as follows:

To listen to a webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

Dial-in number for domestic participants:        1-877-407-0784
Dial-in number for international participants:    1-201-689-8560

The conference call will be recorded, and a telephone replay will be available through Wednesday, May 18, 2022. Replay access information is as follows:

Replay number for domestic participants:        1-844-512-2921
Replay number for international participants:     1-412-317-6671
Passcode (for all participants):            13726374

Supplemental Financial Information

The first quarter earnings release and supplemental data package will be located in the “News and Events” and “Financial Reporting” tabs of the Investor Relations section of the Company’s website at www.whitestonereit.com. The earnings release and supplemental data package will also be available by mail upon request. To receive a copy, please call Investor Relations at (713) 435-2219.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a community-centered real estate investment trust (REIT) that acquires, owns, operates, and develops open-air, retail centers located in some of the fastest growing markets in the country: Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio.

Our centers are convenience focused: merchandised with a mix of service-oriented tenants providing food (restaurants and grocers), self-care (health and fitness), services (financial and logistics), education and entertainment to the surrounding communities. The company believes its strong community connections and deep tenant relationships are key to the success of its current centers and its acquisition strategy. For additional information, please visit www.whitestonereit.com.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the federal securities laws, including discussion and analysis of our financial condition, pending acquisitions and the impact of such acquisitions on our financial condition and results of operations, anticipated capital expenditures required to complete projects, amounts of anticipated cash distributions to our shareholders in the future and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or the negative of such terms and variations of these words and similar expressions, although not all forward-looking statements include these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include: the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; uncertainties related to the national economy, the real estate industry in general and in our specific markets; legislative or regulatory changes, including changes to laws governing REITs; adverse economic or real estate developments or conditions in Texas or Arizona, Houston and Phoenix in particular, including the potential impact of COVID-19 on our tenants’ ability to pay their rent, which could result in bad debt allowances or straight-line rent reserve adjustments; increases in interest rates, operating costs or general and administrative expenses; availability and terms of capital and financing, both to fund our operations and to refinance our indebtedness as it matures; decreases in rental rates or increases in vacancy rates; litigation risks; lease-up risks, including leasing risks arising from exclusivity and consent provisions in leases with significant tenants; our inability to renew tenant leases or obtain new tenant leases upon the expiration of existing leases; our inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine; the need to fund tenant improvements or other capital expenditures out of operating cash flow; and the risk that we are unable to raise capital for working capital, acquisitions or other uses on attractive terms or at all and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including EBITDAre, FFO, NOI and net debt. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

EBITDAre: The National Association of Real Estate Investment Trusts (“NAREIT”) defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization and impairment write-downs of depreciable property and of investments in unconsolidated affiliates caused by a decrease in value of depreciable property in the affiliate, plus or minus losses and gains on the disposition of depreciable property, including losses/gains on change in control and adjustments to reflect the entity’s share of EBITDAre of the unconsolidated affiliates and consolidated affiliates with non-controlling interests. The Company calculates EBITDAre in a manner consistent with the NAREIT definition. Management believes that EBITDAre represents a supplemental non-GAAP performance measure that provides investors with a relevant basis for comparing REITs. There can be no assurance the EBITDAre as presented by the Company is comparable to similarly titled measures of other REITs. EBITDAre should not be considered as alternatives to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

FFO: Funds From Operations: The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We calculate FFO in a manner consistent with the NAREIT definition and also include adjustments for our unconsolidated real estate partnership. Management uses FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income (loss) alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Because real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself. In addition, securities analysts, investors and other interested parties use FFO as the primary metric for comparing the relative performance of equity REITs. FFO should not be considered as an alternative to net income or other measurements under GAAP, as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. FFO does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness. Although our calculation of FFO is consistent with that of NAREIT, there can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs.

NOI: Net Operating Income: Management believes that NOI is a useful measure of our property operating performance. We define NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI and, accordingly, our NOI may not be comparable to other REITs. Because NOI adjusts for general and administrative expenses, depreciation and amortization, equity in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, management fee, net of related expenses, gain or loss on sale or disposal of assets, net, our pro rata share of NOI of equity method investments and net income attributable to non-controlling interest, it provides a performance measure that, when compared year-over-year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, interest expense, interest income, provision for income taxes and gain or loss on sale or disposition of assets, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties.

Same Store NOI: Management believes that Same Store NOI is a useful measure of the Company’s property operating performance because it includes only the properties that have been owned for the entire period being compared, and that it is frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of the Company’s performance. The Company defines Same Store NOI as operating revenues (rental and other revenues, excluding straight-line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to that of other REITs.

Net debt: We present net debt, which we define as total debt less cash plus our proportional share of net debt of real estate partnership, and net debt to pro forma EBITDAre, which we define as net debt divided by EBITDAre because we believe they are helpful as supplemental measures in assessing our ability to service our financing obligations and in evaluating balance sheet leverage against that of other REITs. However, net debt and net debt to pro forma EBITDAre should not be viewed as a stand-alone measure of our overall liquidity and leverage. In addition, our REITs may use different methodologies for calculating net debt and net debt to pro forma EBITDAre, and accordingly our net debt and net debt to pro forma EBITDAre may not be comparable to that of other REITs.

Investor and Media Relations:
David Mordy
Director, Investor Relations
Whitestone REIT
(713) 435-2219
ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 31, 2022	December 31, 2021

ASSETS
Real estate assets, at cost
Property	$1,200,191	$1,196,919
Accumulated depreciation	(197,713)	(190,333)
Total real estate assets	1,002,478	1,006,586
Investment in real estate partnership	34,868	34,588
Cash and cash equivalents	11,136	15,721
Restricted cash	120	193
Escrows and acquisition deposits	9,449	11,323
Accrued rents and accounts receivable, net of allowance for doubtful accounts (1)	23,936	22,395
Receivable due from related party	1,011	847
Unamortized lease commissions, legal fees and loan costs	8,458	8,442
Prepaid expenses and other assets(2)	3,545	1,995
Total assets	$1,095,001	$1,102,090

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$643,876	$642,842
Accounts payable and accrued expenses(3)	31,009	45,777
Payable due to related party	1,207	997
Tenants' security deposits	8,093	8,070
Dividends and distributions payable	5,990	5,366
Total liabilities	690,175	703,052
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 49,146,223 and 49,144,153 issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	48	48
Additional paid-in capital	622,064	623,462
Accumulated deficit	(222,792)	(223,973)
Accumulated other comprehensive loss	(860)	(6,754)
Total Whitestone REIT shareholders' equity	398,460	392,783
Noncontrolling interest in subsidiary	6,366	6,255
Total equity	404,826	399,038
Total liabilities and equity	$1,095,001	$1,102,090

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2022	December 31, 2021
(1) Accrued rents and accounts receivable, net of allowance for doubtful accounts
Tenant receivables	$18,678	$18,410
Accrued rents and other recoveries	20,119	18,681
Allowance for doubtful accounts	(15,346)	(14,896)
Other receivables	485	200
Total accrued rents and accounts receivable, net of allowance for doubtful accounts	$23,936	$22,395

(2) Operating lease right of use assets (net)	$205	$222
(3) Operating lease liabilities	$210	$231

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands)

	Three Months Ended March 31,
	2022	2021
Revenues
Rental(1)	$33,808	$28,695
Management, transaction, and other fees	315	350
Total revenues	34,123	29,045

Operating expenses
Depreciation and amortization	7,910	7,013
Operating and maintenance	5,725	4,839
Real estate taxes	4,367	4,038
General and administrative	3,049	5,634
Total operating expenses	21,051	21,524

Other expenses (income)
Interest expense	6,061	6,132
(Gain) loss on sale or disposal of assets, net	15	(1)
Interest, dividend and other investment income	(14)	(49)
Total other expenses	6,062	6,082

Income before equity investment in real estate partnership and income tax	7,010	1,439

Equity in earnings of real estate partnership	280	89
Provision for income tax	(101)	(87)

Net Income	7,189	1,441

Less: Net income attributable to noncontrolling interests	111	26

Net income attributable to Whitestone REIT	$7,078	$1,415

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Basic Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.14	$0.03
Diluted Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.14	$0.03

Weighted average number of common shares outstanding:
Basic	49,145	42,495
Diluted	50,306	43,331

Consolidated Statements of Comprehensive Income

Net income	$7,189	$1,441

Other comprehensive income

Unrealized gain on cash flow hedging activities	5,986	2,221

Comprehensive income	13,175	3,662

Less: Net income attributable to noncontrolling interests	111	26
Less: Comprehensive income attributable to noncontrolling interests	92	41

Comprehensive income attributable to Whitestone REIT	$12,972	$3,595

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands)

	Three Months Ended March 31,
	2022	2021
(1) Rental
Rental revenues	$24,844	$21,626
Recoveries	9,337	7,598
Bad debt	(373)	(529)
Total rental	$33,808	$28,695

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income	$7,189	$1,441
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,911	7,013
Amortization of deferred loan costs	274	274
(Gain) loss on sale or disposal of assets, net	15	(1)
Bad debt	372	529
Share-based compensation	(1,413)	1,398
Equity in earnings of real estate partnership	(280)	(89)
Changes in operating assets and liabilities:
Escrows and acquisition deposits	1,874	2,352
Accrued rents and accounts receivable	(1,913)	(829)
Receivable due from related party	(164)	(396)
Unamortized lease commissions, legal fees and loan costs	(697)	(844)
Prepaid expenses and other assets	295	611
Accounts payable and accrued expenses	(8,781)	(7,534)
Payable due to related party	210	35
Tenants' security deposits	23	143
Net cash provided by operating activities	4,915	4,103
Cash flows from investing activities:
Additions to real estate	(3,359)	(1,528)
Net cash used in investing activities	(3,359)	(1,528)
Cash flows from financing activities:
Distributions paid to common shareholders	(5,268)	(4,480)
Distributions paid to OP unit holders	(83)	(82)
Repayments of notes payable	(863)	(719)
Repurchase of common shares	—	(324)
Net cash used in financing activities	(6,214)	(5,605)
Net decrease in cash, cash equivalents and restricted cash	(4,658)	(3,030)
Cash, cash equivalents and restricted cash at beginning of period	15,914	25,956
Cash, cash equivalents and restricted cash at end of period (1)	$11,256	$22,926

(1)     For a reconciliation of cash, cash equivalents and restricted cash, see supplemental disclosures below.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Supplemental Disclosures
(in thousands)

	Three Months Ended March 31,
	2022	2021
Supplemental disclosure of cash flow information:
Cash paid for interest	$5,772	$5,936
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$20	$3
Financed insurance premiums	$1,846	$1,712
Value of shares issued under dividend reinvestment plan	$15	$15
Change in fair value of cash flow hedge	$5,986	$2,221

	March 31,
	2022	2021
Cash, cash equivalents and restricted cash
Cash and cash equivalents	$11,136	$22,820
Restricted cash	120	106
Total cash, cash equivalents and restricted cash	$11,256	$22,926

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended March 31,
	2022	2021
FFO (NAREIT)
Net income attributable to Whitestone REIT	$7,078	$1,415
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	7,868	6,980
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	394	405
(Gain) loss on sale or disposal of assets, net	15	(1)
Net income attributable to noncontrolling interests	111	26
FFO (NAREIT)	15,466	8,825

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$15,466	$8,825
Denominator:
Weighted average number of total common shares - basic	49,145	42,495
Weighted average number of total noncontrolling OP units - basic	770	773
Weighted average number of total common shares and noncontrolling OP units - basic	49,915	43,268

Effect of dilutive securities:
Unvested restricted shares	1,161	836
Weighted average number of total common shares and noncontrolling OP units - diluted	51,076	44,104

FFO per common share and OP unit - basic	$0.31	$0.20
FFO per common share and OP unit - diluted	$0.30	$0.20

(1)    Includes pro-rata share attributable to real estate partnership.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended
	March 31,
	2022	2021
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$7,078	$1,415
General and administrative expenses	3,049	5,634
Depreciation and amortization	7,910	7,013
Equity in earnings of real estate partnership	(280)	(89)
Interest expense	6,061	6,132
Interest, dividend and other investment income	(14)	(49)
Provision for income taxes	101	87
Management fee, net of related expenses	52	80
(Gain) loss on sale or disposal of assets, net	15	(1)
NOI of real estate partnership (pro rata)	997	891
Net income attributable to noncontrolling interests	111	26
NOI	25,080	21,139
Non-Same Store NOI (1)	(1,289)	—
NOI of real estate partnership (pro rata)	(997)	(891)
NOI less Non-Same Store NOI and NOI of real estate partnership (pro rata)	22,794	20,248
Same Store straight-line rent adjustments	(238)	(210)
Same Store amortization of above/below market rents	(229)	(201)
Same Store lease termination fees	(9)	(76)
Same Store NOI (2)	$22,318	$19,761

(1)    We define “Non-Same Store” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purposes of comparing the three months ended March 31, 2022 to the three months ended March 31, 2021, Non-Same Store includes properties acquired between January 1, 2021 and March 31, 2022 and properties sold between January 1, 2021 and March 31, 2022, but not included in discontinued operations.

(2)    We define “Same Store” as properties that have been owned during the entire period being compared. For purposes of comparing the three months ended March 31, 2022 to the three months ended March 31, 2021, Same Store includes properties owned before January 1, 2021 and not sold before March 31, 2022.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended
	March 31, 2022	March 31, 2021
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$7,078	$1,415
Depreciation and amortization	7,910	7,013
Interest expense	6,061	6,132
Provision for income taxes	101	87
Net income attributable to noncontrolling interests	111	26
Equity in earnings of real estate partnership	(280)	(89)
EBITDAre adjustments for real estate partnership	867	685
(Gain) loss on sale or disposal of assets, net	15	(1)
EBITDAre	$21,863	$15,268